Exhibit 99.2

DXC Technology Company

TENDER OF ALL OUTSTANDING

2.875% Senior Notes due 2020 in Exchange for 2.875% Senior Notes due 2020 That Have Been Registered Under the Securities Act of 1933

4.250% Senior Notes due 2024 in Exchange for 4.250% Senior Notes due 2024 That Have Been Registered Under the Securities Act of 1933

4.750% Senior Notes due 2027 in Exchange for 4.750% Senior Notes due 2027 That Have Been Registered Under the Securities Act of 1933

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON [                ], 2017, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing a prospectus, dated [                 ], 2017 (the “Prospectus”), of DXC Technology Company (f.k.a. Everett SpinCo, Inc.), a Nevada corporation (the “Company”), and a related Letter of Transmittal (which together constitute the “exchange offer”) relating to the offer by the Company to exchange new 2.875% Senior Notes due 2020 (the “New 2020 Notes”), 4.250% Senior Notes due 2024 (the “New 2024 Notes”) and 4.750% Senior Notes due 2027 (the “New 2027 Notes” and, together with the New 2020 Notes and New 2024 Notes, the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, for a like principal amount of its 2.875% Senior Notes due 2020 (the “Old 2020 Notes”), 4.250% Senior Notes due 2024 (the “Old 2024 Notes”) and 4.750% Senior Notes due 2027 (the “Old 2027 Notes” and, together with the Old 2020 Notes and Old 2024 Notes, the “Old Notes”), upon the terms and subject to the conditions set forth in the exchange offer.

The exchange offer is not conditioned upon any minimum number of Old Notes being tendered.

We are the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR

BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

To Registered Holder and/or Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

The undersigned hereby acknowledges receipt of the prospectus dated [                ], 2017 (the “Prospectus”), of DXC Technology Company (f.k.a. Everett SpinCo, Inc.), a Nevada corporation (the “Company”), and the accompanying Letter of Transmittal, that together constitute the offer of the Company (the “exchange offer”) to exchange the Company’s new 2.875% Senior Notes due 2020 (the “New 2020 Notes”), 4.250% Senior Notes due 2024 (the “New 2024 Notes”) and 4.750% Senior Notes due 2027 (the “New 2027 Notes” and, together with the New 2020 Notes and New 2024 Notes, the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, for a like principal amount of its 2.875% Senior Notes due 2020 (the “Old 2020 Notes”), 4.250% Senior Notes due 2024 (the “Old 2024 Notes”) and 4.750% Senior Notes due 2027 (the “Old 2027 Notes” and, together with the Old 2020 Notes and Old 2024 Notes, the “old notes”). Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees as to the action to be taken by you relating to the exchange offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$                    of the Old 2020 Notes.

$                    of the Old 2024 Notes.

$                    of the Old 2027 Notes.

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered) (if any):

$                    of the Old 2020 Notes.

$                    of the Old 2024 Notes.

$                    of the Old 2027 Notes.

☐	Not to tender any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), any representations and warranties contained in the Letter of Transmittal and the Prospectus.

Pursuant to the Prospectus, each holder of Old Notes will represent to the Company that:

•	neither the holder nor any such other person is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act;

•	the holder is not participating in, and has no arrangement with any person to participate in, a distribution of New Notes (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

•	the holder is not engaged in, and does not intend to engage in, the distribution of the New Notes; and

•	the New Notes acquired in exchange for Old Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such New Notes.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes and we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes, such broker-dealer is not deemed to admit it is an “Underwriter” within the meaning of the Securities Act.

SIGN HERE

Names(s) of beneficial owner(s)

Signature(s)

Name(s)

Addresses(s)	(Please Print)

Telephone Number(s)

Taxpayer Identification or Social Security Number(s)

Date

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